Exhibit 99.906 CERT

certification

James Katz, Principal Executive Officer/President, and Brian Curley, Principal Financial Officer/Treasurer of Humankind Benefit Corporation (the “Registrant”), each certify to the best of his knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2024 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President		Principal Financial Officer/Treasurer
Humankind Benefit Corporation		Humankind Benefit Corporation

/s/ James Katz		/s/ Brian Curley
James Katz		Brian Curley
Date:	3/5/2025	Date:	3/5/2025

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.